Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-144135, 333-151964, 333-160359, 333-168466, 333-168467 and 333-183353) of L-3 Communications Holdings, Inc. and subsidiaries and in the Registration Statement on Form S-3 ASR (No. 333-165756) of L-3 Communications Corporation and subsidiaries of our report dated February 27, 2013, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
February 27, 2013